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                                                                  Exhibit 99.B10





February 20, 1996
                                                                 (202) 887-1500




Overland Express Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

             Re:    Shares of Common Stock of the
                    Strategic Growth Fund of Overland Express Funds, Inc.


Ladies/Gentlemen:

             We refer to Post-Effective Amendment No. 32 and Amendment No. 34 to the Registration Statement on Form N-1A (SEC File Nos. 33-16296 and 811-8275) (the "Registration Statement") of Overland Express Funds, Inc.(the "Company") relating to the registration of an indefinite number of shares of common stock of the Strategic Growth Fund of the Company (collectively, the "Shares").

             We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.

             We have examined such records, documents, instruments, certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during fiscal year 1995. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
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             Based upon and subject to the foregoing, we are of the opinion that:

             The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the Fund's dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.

             We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

             In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Prospectus and the description of advice rendered by our firm under the heading "Management" in the Statement of Additional Information, both of which are included as part of the Registration Statement.


                                        Very truly yours,


                                        /s/ MORRISON & FOERSTER
                                        MORRISON & FOERSTER